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                                                                   Exhibit 10(n)

                                FOURTH AMENDMENT
                                       OF
                        HELLER INTERNATIONAL CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------


     WHEREAS, Heller International Corporation ("HIC") has established the Heller International Corporation Executive Deferred Compensation Plan effective as of January 1, 1994 (the "Plan") for a select group of its management and highly compensated employees; and

     WHEREAS, Heller Financial, Inc. ("HFI"), Heller Financial Leasing, Inc. ("HFLI"), Heller International Group, Inc. ("HIG") and Heller International Holdings, Inc. ("HIHI") have adopted the Plan for certain of their respective management and highly compensated employees in accordance with Section 7 of the Plan; and

     WHEREAS, the Plan has previously been amended and HIC has determined that further amendment thereof is necessary and desirable;

     NOW, THEREFORE, in exercise of the power reserved to the Compensation Committee of the Board of Directors of HIC by Section 8 of the Plan, the Plan is amended, effective December 1, 1996, in the following particulars:

     1.   By substituting the following for subsection 2.2(c) of the Plan:

          "(c) Deferred amounts will be deferred to the date specified by the Eligible Employee at the time of his initial Deferral Election (the "Distribution Date"). Except as provided in subsections 2.2(f) or 2.2(k) below, the Distribution Date specified at the time of the Eligible Employee's initial Deferral Election is irrevocable and shall apply to all amounts deferred by the Eligible Employee under the Plan."

     2. By adding the following new subsection 2.2(k) to the Plan immediately following subsection 2.2(j) thereof:

          "(k) If a Participant makes a Deferral Election that will first become effective after the Designated Distribution Date elected in the Participant's initial
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                Deferral Election, then the Participant must select a new
                Distribution Date in the manner described in subsection 2.2(d) as though such Deferral Election were his initial Deferral Election; provided, that the new Distribution Date selected by the Participant shall only apply to amounts deferred by the Participant for calendar years following the year in which the new Distribution Date is selected."


Executed this 26 day of November, 1996.

                           HELLER INTERNATIONAL CORPORATION


                           By /s/ Charles M. Lowe
                              --------------------------
                               Executive Vice President
                           Its
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